Exhibit 99.6

THE SHARES OR OTHER SECURITIES OF THE COMPANY REFERRED TO HEREIN HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE US SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TAKEN UP, EXERCISED, RESOLD, RENOUNCED, TRANSFERRED OR DELIVERED, DIRECTLY OR INDIRECTLY, WITHIN THE UNITED STATES EXCEPT PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES.

THESE MATERIALS APPEAR AS A MATTER OF INFORMATION ONLY AND DO NOT CONTAIN OR CONSTITUTE, AND SHOULD NOT BE RELIED UPON AS, AN OFFER, OR AN INVITATION TO MAKE OFFERS, TO PURCHASE ANY SHARES OR OTHER SECURITIES OF THE COMPANY IN THE RUSSIAN FEDERATION. THESE MATERIALS ARE NOT AN ADVERTISEMENT OF SECURITIES IN THE RUSSIAN FEDERATION OR ANY OTHER JURISDICTION.

ANY OFFER OF SECURITIES TO THE PUBLIC THAT MAY BE DEEMED TO BE MADE PURSUANT TO THESE MATERIALS IN ANY EUROPEAN ECONOMIC AREA MEMBER STATE THAT HAS IMPLEMENTED DIRECTIVE 2003/71/EC (TOGETHER WITH ANY APPLICABLE IMPLEMENTING MEASURE IN ANY MEMBER STATE, THE “PROSPECTUS DIRECTIVE”) IS ONLY ADDRESSED TO QUALIFIED INVESTORS IN THAT MEMBER STATE WITHIN THE MEANING OF THE PROSPECTUS DIRECTIVE.

THE INFORMATION CONTAINED HEREIN IS RESTRICTED AND IS NOT FOR PUBLICATION OR DISTRIBUTION DIRECTLY OR INDIRECTLY, IN AUSTRALIA, CANADA OR JAPAN.

THESE MATERIALS ARE ONLY DIRECTED AT (I) PERSONS WHO ARE OUTSIDE THE UNITED KINGDOM, (II) TO INVESTMENT PROFESSIONALS FALLING WITHIN ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “ORDER”) OR (III) OTHER PERSONS TO WHOM THESE MATERIALS MAY OTHERWISE BE LAWFULLY COMMUNICATED, FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). ANY PERSON WHO IS NOT A RELEVANT PERSON SHOULD NOT ACT OR RELY ON THESE MATERIALS OR ANY OF THEIR CONTENTS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THESE MATERIALS RELATE IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

NOTICE TO US INVESTORS

THE RIGHTS OFFERING TO ACQUIRE NEW SHARES IN JOINT STOCK COMPANY RUSHYDRO (THE “RIGHTS ISSUE”) IS MADE FOR THE SECURITIES OF A COMPANY ORGANIZED IN THE RUSSIAN FEDERATION. ACCORDINGLY, THE OFFER IS SUBJECT TO THE DISCLOSURE REQUIREMENTS AND PRACTICES APPLICABLE IN RUSSIA, WHICH ARE DIFFERENT FROM THOSE OF THE UNITED STATES. FINANCIAL INFORMATION INCLUDED HEREIN HAS BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES APPLICABLE IN RUSSIA, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL INFORMATION OF US COMPANIES OR COMPANIES WHOSE FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES.

IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE THEIR RIGHTS AND ANY CLAIM THEY MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS. JOINT STOCK COMPANY RUSHYDRO IS A RUSSIAN COMPANY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES. INVESTORS MAY NOT BE ABLE TO SUE A NON–US COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON–US COURT FOR VIOLATIONS OF THE US SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON–US COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A US COURT’S JUDGMENT.

IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT OF 1933, AS AMENDED, PROVIDED BY RULE 801 THEREUNDER WITH RESPECT TO THE NEW SHARES TO BE OFFERED IN CONNECTION WITH THE RIGHTS ISSUE, JOINT STOCK COMPANY RUSHYDRO WILL SUBMIT TO THE US SECURITIES AND EXCHANGE COMMISSION ANY INFORMATIONAL DOCUMENT IT PUBLISHES OR OTHERWISE DISSEMINATES TO HOLDERS OF JOINT STOCK COMPANY RUSHYDRO SHARES RELATED TO THE RIGHTS ISSUE.

From:	Open Joint Stock Company “RusHydro” (the Company)

To:	Holders and Former Holders of Global Depositary Receipts (Rule 144A Cusip: 466294204 (formerly 44880R103), Reg S Cusip/ ISIN Number: 44880R202 / US44880R2022) (GDRs), each representing 100 ordinary shares (each, a Share) of the Company

Date:	December 07, 2009

Re: Pre-emption Rights Notice and Information Extract

Dear Sir or Madam:

This information notice is being sent today to holders and former holders of the GDRs in connection with the statutory registration on November 19, 2009 by the Federal Financial Markets Service of the Russian Federation (the FFMS) of an issuance by the Company of 19,000,000,000 ordinary registered non-documentary shares of the Company each having a nominal value of RUB 1 (the Additional Shares), to be placed through an open subscription and in connection with the commencement of the period for the exercise of pre-emption rights by the shareholders of the Company to purchase Additional Shares (the Pre-emption Rights). The issuance of the Additional Shares is registered with the FFMS under state registration number 1-01-55038-E-038D together with a statutory Russian prospectus for the Additional Shares (the Russian Prospectus).

Pursuant to the registered issuance documents, placement of the Additional Shares will commence on the 15th calendar day after the publication in the Russian newspaper “Vedomosti” of the announcement (notification) concerning the state registration by the FFMS of an issuance by the Company of the Additional Shares. The publication in “Vedomosti” was made on November 27, 2009.

The pre-emption rights period will expire on the 210th day after the publication in the Russian newspaper “Vedomosti” of the announcement (notification) concerning the pre-emption rights of shareholders in the Company to purchase the Additional Shares (the Notice). The Notice was published in “Vedomosti” on December 03, 2009.

Shareholders of the Company registered in the Company’s register as of April 30, 2009, including The Bank of New York Mellon (the Depositary) as depositary under the deposit agreement dated April 14, 2008 between the Company and the Depositary (the GDR Deposit Agreement), have a pre-emption right to purchase Additional Shares pro rata to their shareholding registered as at such time. This right can be exercised within a period of 210 days following December 03, 2009 (being the date of the publication in the Russian newspaper “Vedomosti” of the Notice) therefore ending on July 01, 2010.

Each holder of Regulation S GDRs as of April 30, 2009 (the GDR Record Date) may subscribe for new American Depositary Shares (ADSs), each representing 100 Additional Shares, on the terms and subject to the conditions set forth by the Company, at a subscription price based on the subscription price for Additional Shares, set forth below, and the currency exchange rate in effect on the day the subscription funds are converted into roubles. Each holder as of the GDR Record Date of Rule 144A GDRs may subscribe for Rule 144A GDRs, each representing 100 Additional Shares, on the terms and subject to the conditions set forth by the Company, at a subscription price based on the subscription price for Additional Shares, set forth below, and the currency exchange rate in effect on the day the subscription funds are converted into roubles. These rights are called the Rights. Holders of GDRs as of the GDR Record Date are referred to in this letter as the Holders of GDRs. The Rights are personal to the Holders of GDRs and not transferrable.

Holders of GDRs may subscribe for new ADSs or GDRs only in integral multiples of 1 new ADS or GDR; all entitlements to subscribe for new ADSs and GDRs will be rounded down to the largest integral multiple of 1 new ADS or GDR. The Rights will expire if not exercised by the closing time of the relevant clearing system on June 22, 2010 (the GDR Expiration Date).

The Pre-emption Rights, the Rights and the Additional Shares, and any Rule 144A GDSs representing Additional Shares, have not been and will not be registered under the US Securities Act of 1933, as amended (the “Securities Act”), or under any securities laws of any state or other jurisdiction of the United States and may not be offered, sold, taken up, exercised, resold, renounced, transferred or delivered, directly or indirectly, within the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and in compliance with any applicable securities laws of any state or other jurisdiction of the United States.

The subscription by a Holder of GDRs will be valid provided that by the GDS Expiration Date The Bank of New York Mellon as GDR rights agent (the GDR Rights Agent) has received (i) an attached subscription form (the Subscription Form) duly completed and signed by or on behalf of that Holder of GDRs, (ii) payment of the Deposit Amount (as defined below) specified in the Subscription Form for new ADSs or GDRs to be purchased and, in the case of a subscription for new Rule 144A GDRs, a certification and agreement substantially in the form of Schedule 4 to the GDR Deposit Agreement that is signed by or on behalf of each person acquiring beneficial ownership of new Rule 144A GDRs pursuant to that subscription.

The deposit amount per new ADS or GDR (the Deposit Amount) shall be calculated as the sum of (i) the USD equivalent of the Share Subscription Price (as defined below) (based on the official exchange rate of the Central Bank of the Russian Federation as of the date of this letter) multiplied by 100 and (ii) 15 percent of that amount to cover possible exchange rate fluctuations, currency conversion expense and the fee of the applicable depositary for issuance of new ADSs or GDRs. The fee for issuance of new ADSs or GDRs will be USD0.03 per new ADS or GDR. The subscription price for the Additional Shares (the Share Subscription Price) was determined by the Company on November 30, 2009 and is equal to RUB 1.15 per Additional Share.

If the Deposit Amount was greater than the cost of the RUB subscription price (including currency conversion and other expenses) plus the applicable Depositary’s issuance fee, the GDR Rights Agent shall refund the excess U.S. dollars to (i) Euroclear Bank S.A./N.V. (Euroclear) or Clearstream Banking, société anonyme (Clearstream) for distribution to the Holders of GDRs entitled to them or (ii) The Depository Trust Company (DTC) for distribution to the Holders of GDRs entitled to them. If the Deposit Amount is not sufficient to purchase the number of Additional Shares sufficient to issue the full number of new ADSs or GDRs, the entitlements of all Holders of GDRs will be reduced pro-rata to the largest integral number of new ADSs or GDRs and the number of new ADSs or GDRs allocated to the Holder of GDRs will be less than the number requested.

If the obligation of the GDR Rights Agent hereunder to make available to Holders of GDRs the Rights does not become effective as a result of the GDR Rights Agent being not satisfied that the distribution of Rights will not contravene any relevant law, rule or regulation, or if the closing of the Offering is not completed for regulatory or other reasons, the GDR Rights Agent shall return the Deposit Amount to the relevant Holders of GDRs.

You are welcome to familiarize yourself with the Russian Prospectus, and other documentation, such as the registered decision on the issuance of shares, or the Company’s corporate approvals of the issue, prepared in Russian language, at the Company’s offices at the following address: 51, Arkhitektora Vlasova Street, Moscow, 117393, Russia, or at the corporate web-site of the Company www.rushydro.ru. English translation of the Russian Prospectus, the registered decision on the issuance of shares and the Notice are available on the Company’s web-site at www.eng.rushydro.ru.

Very truly yours,

OPEN JOINT STOCK COMPANY “RUSHYDRO”

OPEN JOINT STOCK COMPANY “RUSHYDRO” – PRE-EMPTION RIGHTS SUBSCRIPTION FORM

TO:	The Bank of New York Mellon, as GDR Rights Agent

RE:	Open Joint Stock Company “RusHydro” – Pre-emption Rights Subscription

Terms and expressions defined in a letter of the Open Joint Stock Company “RusHydro” (the Company) to the Holders of the GDRs dated December 07, 2009 have the same meanings when used herein unless otherwise provided or the context otherwise requires.

GDR Record Date: April 30, 2009

Entitlements Granted in Respect of Rule 144A GDRs (CUSIP: 466294204 (formerly 44880R103)) and Regulation S GDRs (CUSIP: 44880R202; ISIN: US44880R2022) as of the GDR Record Date

Ratio: 1 GDR represents 100 (one hundred) Shares

Rights entitlement: 0,07045 new ADSs or GDRs for each GDR held

Deposit Amount: USD 4.53 per new ADS or GDR. The Deposit Amount is computed as follows: the sum of (i) the USD equivalent of the Subscription Price (as defined below) (based on the official exchange rate of the Central Bank of the Russian Federation as of December 05, 2009) multiplied by 100 and (ii) 15 percent of that amount to cover possible exchange rate fluctuations, currency conversion expense and the fee of the applicable Depositary for issuance of new ADSs or GDRs. The subscription price (the Subscription Price) for the Additional Shares was determined by the Company on November 30, 2009 and is equal to RUB 1.15 per Additional Share.

Subscription Period: December 07, 2009 through the closing time of the relevant clearing system on June 22, 2010 (the GDR Expiration Date).

Delivery Date: New ADSs and GDRs will be credited to Clearing System participants accounts as soon as practicable after the Additional Shares are credited to The Bank of New York Mellon’s account at its Russian custodian.

If the Deposit Amount is not sufficient to purchase the number of Additional Shares sufficient to issue the full number of new ADSs and GDRs, the entitlements of all Holders of GDRs will be reduced pro-rata to the largest integral number of ADSs or GDRs and the number of new ADSs or GDRs allocated to you will be less than the number requested.

Holders of GDRs may subscribe for new ADSs or GDRs only in integral multiples of 1 new ADS or GDR; all entitlements to subscribe for new ADSs or GDRs will be rounded down to the largest integral multiple of 1 new ADS or GDR.

The new ADSs and GDRs will be separate classes of temporary ADSs or GDRs and will not be fungible with previously-issued ADSs or GDRs until the Company notifies the Depositary that it has filed with the FFMS a notification concerning the results of the issuance of the Additional Shares or the FFMS has registered a statutory report on the results of the issuance of the Additional Shares.

Subscription requests will be irrevocable after this form is submitted and the Deposit Amount is paid.

Please submit the information requested by this form and the Deposit Amount prior to the GDR Expiration Date (i) through the system of Euroclear or Clearstream, or (ii) if holding GDRs through a DTC participant, the system of DTC, to The Bank of New York Mellon, as GDR Rights Agent.

The undersigned understands, acknowledges and represents (or if the undersigned is a broker-dealer, its customer confirms that it acknowledges) that the Pre-emption Rights, the Rights, the Additional Shares and new Rule 144A GDRs representing Additional Shares have not been and will not be registered under the US Securities Act of 1933, as amended (the “Securities Act”), or under any securities laws of any state or other jurisdiction of the United States and may not be offered, sold, taken up, exercised, resold, renounced, transferred or delivered, directly or indirectly, within the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and in compliance with any applicable securities laws of any state or other jurisdiction of the United States.

The undersigned acknowledges (or if the undersigned is a broker-dealer, its customer confirms to it acknowledges) that it (i) held the number of GDRs indicated below on the GDR Record Date and (ii) would like to exercise the Rights to purchase new ADSs or GDRs representing Additional Shares as shown below.

We will notify GDR Rights Agent promptly if the foregoing ceases to be true prior to the closing of the rights offering.

FROM:

SIGNATURE:

DATE:

COMPANY:

CLEARING SYSTEM:

PARTICIPANT:

PARTICIPANT NUMBER:

ACCOUNT NUMBER:

PARTICIPANT CONTACT NAME/PHONE / EMAIL:

NUMBER OF GDRs HELD AS OF APRIL 30, 2009:

NOTE: If you held Rule 144A GDRs as of the GDR Record Date, you may subscribe only for new Rule 144A GDRs and only if you are a qualified institutional buyer (QIB) (certification as to QIB status is required; form will be provided by the GDR Rights Agent upon request).

MAXIMUM NUMBER OF NEW ADSs OR GDRs TO BE PURCHASED:

TOTAL SUBSCRIPTION FUNDS PAID: USD

Please provide the following information to facilitate refund of any surplus subscription funds. Please send the information by SWIFT MT599. In the reference field, please indicate the number of new ADSs or GDRs subscribed for. Incomplete or incorrect instructions will delay your refund. Please be careful to include as much information as required plus any additional data that will be helpful to your wire room to properly credit your account. If you fax your details to us, it must be on company letterhead and we will need to confirm instructions by phone unless you send your refund instructions via SWIFT MT599:

BANK NAME:

BANK ADDRESS:

ABA NO. OR SWIFT ADDRESS:

NAME AND PHONE NO. TO CONFIRM WIRE INSTRUCTIONS: